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                                                                    Exhibit 23.4


                                   CONSENT OF
                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED


     We hereby consent to the use of our opinion letter, dated [_______] 1998 to the Board of Directors of BioChem Pharma Inc. ("BioChem") included as Exhibit A to the Prospectus of CliniChem Development Inc. ("CliniChem") which forms a part of the Registration Statement on Form F-1 of CliniChem originally filed on February 9, 1998 with the Securities and Exchange Commission and to the references therein to such opinion and to Merrill Lynch, Pierce, Fenner &
Smith, Incorporated. In giving such consent, we do not admit that we come within the category of persons the consent of whom is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities
Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                           By: _________________________________


_____________1998